EXHIBIT 99.1
RHI ENTERTAINMENT GETS GREENLIGHT TO EMERGE FROM CHAPTER 11
New York, NY — March 29, 2011 — RHI Entertainment, Inc. (“RHI”), a leading developer, producer, and distributor of new made-for-television movies, miniseries, and other television programming, today announced that it has received approval from the bankruptcy court to emerge from Chapter 11 under a pre-packaged Plan of Reorganization (as amended “the reorganization plan”) that will effectively reduce debt and obligations by over $400 million. RHI is working with its key constituencies and exit lenders to complete the restructuring and make the reorganization plan effective as quickly as possible.
“This is a great day for RHI Entertainment,” said Robert Halmi, Jr, Chief Executive Officer of RHI Entertainment. “With the bankruptcy court’s approval, we are cleared to emerge from Chapter 11 with a strengthened balance sheet and the financial flexibility that will enable us to continue to deliver high quality, one-of-a-kind entertainment content. As we move forward after emergence, we will further execute on the many operational and financial improvements we initiated during the reorganization process and believe we are well positioned for success in the years to come.
“I am especially grateful to our employees for their commitment and loyalty throughout this challenging process. We look forward to their continued excellent work, which as always, is the foundation for the future success of this company.”
As part of the successful reorganization plan, upon implementation RHI will have:
•	Consensually restructured its capital structure, resulting in a reduction of debt of approximately $298 million, or 49%;

•	Substantially lowered interest costs, extended debt maturities and increased overall liquidity;

•	Executed settlement agreements with certain production partners and talent guilds that eliminated, reduced and/or favorably amended payment terms associated with over $100 million in obligations;

•	Allowed for all remaining unsecured creditors claims to be paid in full.
A form of the reorganization plan and the related disclosure statement, which provide a substantial description of the restructuring, may be accessed through www.loganandco.com.
Throughout the duration of the restructuring period, RHI continued all operations, proceeded with business as usual and maintained market share. During this period, the company commenced production on three high profile mini-series — “Neverland,” “Treasure Island” and “Blackout” - and produced a number of two-hour television movies for networks including Syfy and Hallmark.

As RHI prepares to emerge from restructuring, the Company also announced a number of significant content agreements with domestic and international broadcast networks and other distribution and production partners.
These include:
•	Syfy (US) — RHI has reached an agreement to produce two new two-hour TV movies for Syfy — “Bog Monster” and “Scarecrow”;

•	Hallmark (US) — RHI has licensed seven new two-hour TV movies to Crown Media, including two based on stories by best-selling international author Rosamunde Pilcher;

•	Power Corp (UK) — In a multi-faceted agreement valued at over $20 million in total, the companies will co-produce three new mini-series and have reached agreement on two output deals. The mini-series include “Alistair MacLean’s Air Force One Is Down,” “Alistair MacLean’s Dark Crusader” and “Blackout,” starring Eriq La Salle, Anne Heche, James Brolin and Billy Zane.

The first output agreement is for four years and includes 40 new two-hour TV movies and 16 new four-hour TV mini-series. The second output agreement consists of a substantial number of library titles. In both agreements, Power has rights to Central and Eastern Europe and Latin America while RHI retains all other worldwide rights;

•	M6 (France) —M6 has secured the France- exclusive rights to the new RHI mini-series “Neverland,” starring Rhys Ifans, Anna Friel, Bob Hoskins and the voice of Keira Knightly, as well as the France-exclusive rights to the mini-series “Seven Deadly Sins.” In addition, M6 acquires the rights to a number of new two-hour TV movies and library mini-series;

•	France TV (France) — France TV has acquired the rights to RHI’s new mini-series “Treasure Island,” starring Eddie Izzard, Elijah Wood and Donald Sutherland. France TV also acquires rights to “Moby Dick,” as well as several library mini-series.

•	Tele Munchen (Germany) — Tele Munchen has acquired Germany-exclusive rights to “Neverland” and “Treasure Island.” An additional agreement for a major mini-series co-production between TMG and RHI is expected to be announced shortly.
“RHI is producing, distributing and acquiring a tremendous amount of content for the global marketplace,” commented Halmi Jr. “We continue to be in discussions with networks and broadcasters about new projects throughout the world and you will be hearing much more from us very shortly.”

About RHI Entertainment
RHI Entertainment, Inc. develops, produces and distributes made-for-television movies, miniseries and other television programming worldwide, and is the leading provider of new long-form television content in the United States. Under the leadership of Robert Halmi, Sr. and Robert Halmi, Jr., RHI has produced and distributed thousands of hours of quality television programming, and RHI’s productions have received more than 100 Emmy Awards. In addition to the development, production and distribution of new content, RHI owns rights to over 1,000 titles comprising more than 3,500 broadcast hours of long-form television programming, which are licensed to broadcast and cable networks and new media outlets globally.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, or estimates related to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “believes,” or “intends” and similar words and phrases, and include, but are not limited to, statements with respect to the completion of the transactions contemplated by the plan of reorganization, including the timing, outcome and impact on our business; the further execution with respect to operational and financial improvements; optimism regarding the Company’s future success; the future production, distribution and acquisition of film content; and other statements that are not historical facts. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expected results. These risks and uncertainties include the following items: (1) the ability of the Company to successfully complete the transactions contemplated by the final plan of reorganization; (2) compliance with covenants in, and any defaults under, the Company’s debt agreements; (3) the potential adverse impact of the Chapter 11 bankruptcy proceedings on our business, results of operations, financial condition and liquidity; (4) the Company’s ability to maintain normal terms and relationships with customers, suppliers and service providers and to retain key executives, managers and employees; (5) the effects of the global economic recession and associated unpredictable market conditions; (6) the rate of market improvement in the industry occurring slower than expected; and (7) the other risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2009, and our subsequent SEC filings and in Part VIII of our disclosure statement related to the reorganization plan. The disclosure statement is available on the public website of the bankruptcy administration agent at http://www.loganandco.com, under case RHI Entertainment. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:
Erica Bartsch
Sloane & Company
Ebartsch@Sloanepr.com
212-446-1875
OR
Alan Winnikoff
Sayles & Winnikoff Communications
alan@sayleswinnikoff.com
(212) 725-5200 ext. 111